APPLICATION FOR REGISTRATION OF FICTITIOUS NAME
REGISTRATION# G14000037802

Fictitious Name to be Registered:
JEFFREY WALTER HEISEY

Mailing Address of Business:
1314 E LAS OLAS BLVD STE 610
FORT LAUDERDALE, FL 33301

Florida County of Principal Place of Business: BROWARD

FILED

Apr 15, 2014

FEI Number: 16-4523344

Secretary of State
Owner(s) of Fictitious Name:

HEISEY, JEFFREY W
WEST OAKLAND PARK BOULEVARD-1900
FORT LAUDERDALE, UM UM-99
UM

I the undersigned, being an owner in the above fictitious name, certify that the information indicated on this form is true and accurate. I further certify that the fictitious name to be registered has been advertised at least once in a newspaper as defined in Chapter 50, Florida Statutes, in the county where the principal place of business is located. I understand that the electronic signature below shall have the same legal effect as if made under oath and I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in
s. 817.155, Florida Statutes.

JEFFREY WALTER HEISEY
04/15/2014

Electronic Signature(s)
Date Certificate of Status Requested ( ) Certified Copy Requested (X)